EXHIBIT 4.11
                                                                    ------------



                            DATED 25TH JANUARY, 2002
                            ------------------------



               ASIA SATELLITE TELECOMMUNICATIONS HOLDINGS LIMITED



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                               SHARE OPTION SCHEME
                         (ADOPTED ON 25TH JANUARY, 2002)


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                               [GRAPHIC OMITTED]
                        [LOGO - JOHNSON STOKES & MASTER]
                               SYTL/JSTC/6705134/6

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                                    CONTENTS
                                    --------

SECTION   HEADING                                                           PAGE

1.        Purpose of the Scheme................................................1

2.        Definitions and Interpretation.......................................1

3.        Administration.......................................................5

4.        Grant of Options.....................................................6

5.        Subscription Price....................................................

6.        Transferability of Options...........................................8

7.        Exercise of Options and Rights Attaching to Allotted Shares..........9

8.        Cessation of Service or Employment and Other Events.................10

9.        Lapse of Option.....................................................12

10.       Cancellation of Options.............................................12

11.       Maximum number of Shares available under the Scheme.................12

12.       Reorganisation of Capital Structure.................................14

13.       Share Capital.......................................................15

14.       Disputes............................................................15

15.       Alteration of the Scheme............................................15

16.       Termination.........................................................16

17.       Miscellaneous.......................................................16

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               ASIA SATELLITE TELECOMMUNICATIONS HOLDINGS LIMITED

                               SHARE OPTION SCHEME


1.       PURPOSE OF THE SCHEME

         The purpose of the Scheme is:

         o to attract and retain the best quality personnel for the development of the Company's businesses

         o to provide additional incentives to Employees, directors, consultants, agents, representatives and advisors

         o to promote the long term financial success of the Company by aligning the interests of Grantees to shareholders

2.       DEFINITIONS AND INTERPRETATION

2.1      Definitions

         In this Scheme the following expressions have the following meanings:

         "Adoption Date"                means 25th January, 2002 (the date on
                                        which the Scheme is adopted by
                                        resolution of the Company in general
                                        meeting);

         "affiliate"                    means a company that directly, or
                                        indirectly through one or more
                                        intermediaries, controls or is
                                        controlled by, or is under common
                                        control with, the Company and includes
                                        any company which is (a) the holding
                                        company of the Company; or (b) a
                                        subsidiary of the holding company of the Company; or (c) a subsidiary of the Company; or (d) a fellow subsidiary of the Company; or (e) the controlling shareholder of the Company; or (f) a company controlled by the controlling shareholder of the Company; or (g) a company controlled by the Company; or
                                        (h) an associated company of the holding company of the Company; or (i) an associated company of the Company;

         "Allotment Date"               the date on which Shares are allotted to
                                        a Grantee pursuant to an Option granted
                                        and exercised hereunder;

         "associate"                    has the meaning set out in the Listing
                                        Rules;


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         "associated company"           has the same meaning as in the Companies
                                        Ordinance;

         "Auditors"                     means the auditors for the time being of
                                        the Company;

         "Board" means the board of directors of the Company or a duly authorised committee thereof;

         "Business Day"                 means any day on which the Stock
                                        Exchange is open for the business of
                                        dealing in securities;

         "Cause" in relation to a Service Provider means his being guilty of serious misconduct, or having committed any act of bankruptcy or having become insolvent or having made any arrangements or composition with his creditors generally, or having been convicted of any criminal offence involving his integrity or honesty;

         "Commencement                  in respect of any particular Option, the
         Date"                          date on which that Option is deemed to
                                        have been granted in accordance with
                                        sub-paragraph 4.7 of the Scheme;

         "Company"                      means Asia Satellite Telecommunications
                                        Holdings Limited;

         "Companies Ordinance"          means the Companies Ordinance, Chapter
                                        32 of the Laws of Hong Kong;

         "connected person"             has the meaning set out in the Listing
                                        Rules;

         "control"                      means the power to exercise a
                                        controlling influence over the
                                        management or policies of a company,
                                        unless such power is solely the result
                                        of an official position with such
                                        company and any person who owns
                                        beneficially, either directly or through one or more controlled companies, more than 30 per cent. of the voting securities of a company (or such lower amount as may from time to time be specified in the Codes on Takeovers and Mergers approved by the Securities and Futures Commission (as amended from time to time) being the control for triggering a mandatory general offer) shall be deemed to control such company and "is controlled by" and "controlling" shall have the corresponding meanings;

         "Employee"                     means any person, including officers and
                                        directors (whether executive or
                                        non-executive), employed by the Company
                                        or any affiliate. A Grantee shall not
                                        cease to be an Employee in the case of
                                        (a) any leave of absence


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                                        approved by the Company or the relevant
                                        affiliate; or (b) transfers between
                                        locations of the Company; or (c)
                                        transfers between the Company and any
                                        affiliates;

         "Grantee"                      means any Participant who accepts an
                                        offer of the grant of an Option in
                                        accordance with the terms of the Scheme
                                        or (where the context so permits) the
                                        legal personal representatives of such
                                        Participant;

         "holding company"              has the same meaning as in section 2 of
                                        the Companies Ordinance;

         "immediate family members"     means a spouse, a child or step-child, a
                                        parent or step-parent, a brother,
                                        sister, step-brother or step-sister; or
                                        a mother-in-law, father-in-law,
                                        son-in-law, daughter-in-law,
                                        brother-in-law or sister-in-law

         "Listing Rules"                means the Rules Governing the Listing of
                                        Securities on the Stock Exchange, as
                                        amended from time to time;

         "Mandate Limit"                has the meaning set out in sub-paragraph
                                        11.2 of the Scheme;

         "Option" means an option to subscribe for Shares granted pursuant to the Scheme;

         "Option Agreement"             means the offer and acceptance letter
                                        between the Company and Grantee
                                        evidencing the terms and conditions of
                                        an individual Option as referred to in
                                        sub-paragraph 4.5. Each Option Agreement is subject to the terms and conditions of the Scheme;

         "Option Period"                means, in respect of any particular
                                        Option, such period during which the
                                        Option may be exercised as the Board may in its absolute discretion determine and specify in relation to any particular
                                        Grantee in his Option Agreement, save
                                        that such period shall not expire later
                                        than 10 years from the Commencement
                                        Date;

         "Participant"                  means a Service Provider or his related
                                        trusts and companies;

         "related trusts and            means, in relation to a Service
         companies"                     Provider, a trust solely for the benefit
                                        of the Service Provider or his immediate family members, and companies controlled solely by the Service Provider or his immediate family members;

         "Scheme" means this Share Option Scheme in its present or any amended form;


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         "Service Provider"             means any Employee or any consultant,
                                        agent, representative or advisor of the
                                        Company or any affiliate;

         "Shares" means shares of $0.10 each of the Company, or, if there has been a sub-division, consolidation, re-classification or re-construction of the share capital of the Company, shares forming part of the ordinary share capital of the Company of such other nominal amount as shall result from any such sub-division, consolidation, re-classification or re-construction;

         "shareholders"                 holders of the Shares of the Company;

         "Stock Exchange"               means The Stock Exchange of Hong Kong
                                        Limited or other principal stock
                                        exchange in Hong Kong for the time
                                        being;

         "Subscription                  means the price per Share at which a
         Price"                         Grantee may subscribe for Shares on the
                                        exercise of an Option pursuant to
                                        paragraph 5 of the Scheme;

         "subsidiary"                   has the same meaning as in section 2 of
                                        the Companies Ordinance;

         "Hong Kong"                    the Hong Kong Special Administrative
                                        Region of the People's Republic of
                                        China; and

         "$"                            means Hong Kong dollars.


2.2      CONSTRUCTION OF REFERENCES

         In this Scheme:

         (a) any reference to a paragraph is a reference to a paragraph of this Scheme; and

         (b) any reference to a person includes an individual, a body corporate, a partnership, any other unincorporated body or association of persons and any state or state agency.

2.3      INTERPRETATION

         In this Scheme:

         (a) words importing the plural include the singular and vice versa; and

         (b)      words importing a gender include every gender.


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2.4      HEADINGS AND CONTENTS

         The headings and contents in this Scheme do not affect its interpretation.

3.       ADMINISTRATION

3.1      AUTHORITY OF THE BOARD

         The Scheme shall be subject to the administration of the Board whose decision shall (save as otherwise provided herein) be final and binding. The Board's administrative powers include the authority, in its discretion:-

         (a) to select Service Providers to whom Options may be granted hereunder;

         (b) to determine, subject to the requirements of the Listing Rules and the law, the time of the grant of Options;

         (c) to determine the number of Shares to be covered by each Option granted hereunder;

         (d)      to approve forms of Option Agreements;

         (e) to determine the terms and conditions, not inconsistent with the terms of the Scheme, of any Option based in each case on such factors as the Board, in its sole discretion, shall determine. Such terms and conditions may include, but are not limited to:

                  (i)      the exercise price;

                  (ii) the period within which the Shares must be taken up under the Option, which must not be more than 10 years from the Commencement Date;

                  (iii) the minimum period, if any, for which an Option must be held before it can vest;

                  (iv) the performance targets, if any, that must be achieved before the Option can be exercised;

                  (iv) the amount, if any, payable on application or acceptance of the Option and the period within which payments or calls must or may be made or loans for such purposes must be repaid;

                  (v) prior notification being given to the Company of up to 24 hours of any intended sale of Shares allotted and issued upon exercise of the Option;

         (f) to construe and interpret the terms of the Scheme and Options granted pursuant to the Scheme;


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         (g)      to prescribe, amend and rescind rules and regulations relating to the Scheme, including rules and regulations relating to sub-schemes established for the purpose of qualifying for preferred treatment under foreign laws;

         (h) subject to sub-paragraph 11.6, to vary the terms and conditions of any Option Agreement (provided that such variation is not inconsistent with the terms of the Listing Rules and the Scheme).

3.2      ADMINISTRATIVE STEPS ALREADY TAKEN

         The Company has already applied to the Stock Exchange for:

         (a)      the approval of this Scheme;

         (b) the approval of the subsequent grant of Options by the Company pursuant to the terms and conditions of this Scheme; and

         (c) the grant of listing of and permission to deal in the Shares to be issued by the Company to any Grantee pursuant to the terms and conditions of this Scheme.

4.       GRANT OF OPTIONS

4.1      OPTIONS TO BE OFFERED WITHIN 10 YEARS

         On and subject to the terms of the Scheme and the requirements of the Listing Rules (in particular as to grant of options to directors, chief executives and substantial shareholders of the Company or their respective associates), the Board shall be entitled at any time within 10 years commencing on the Adoption Date (the timing of the grant being subject to the requirements of the Listing Rules and the law) to make an offer for the grant of an Option to any Service Provider as the Board may in its absolute discretion select.


4.2      THE OFFER

         An offer of the grant of an Option shall be made to a Service Provider by letter in such form as the Board may from time to time determine, specifying the number of Shares, the Subscription Price and the Option Period in respect of which the offer is made and further requiring the Participant to undertake to hold the Option on the terms on which it is to be granted and to be bound by the provisions of the Scheme. An offer may only be made on a Business Day.

4.3      TIMING OF OFFER

         An offer of the grant of an Option may not be made after a price sensitive event or a price sensitive matter has been the subject of a decision, until such price sensitive information has been publicly disseminated in accordance with the Listing Rules. In particular, but only insofar as and for so long as the Listing Rules require, no Option may be granted within the period of one month immediately preceding the earlier of:


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         (a)      the date of the Board meeting (as such date is first notified to the Stock Exchange) for the approval of the Company's interim or annual results; and

         (b) the deadline for the Company to publish its interim or annual results announcement and ending on the date of the results announcement.

4.4      FURTHER TERMS AND CONDITIONS

         Subject to paragraph 5, the Board may grant Options in respect of which the Subscription Price is fixed at different prices for certain periods during the Option Period and may at its discretion impose additional terms and conditions including those set out in sub-paragraph 3.1.

4.5      ACCEPTANCE

         An offer remains open for acceptance by the Service Provider concerned and, provided the Board so agrees, by a related trust or company of the named Service Provider for a period of 28 days from the date of the offer (or such longer period as the Board may specify in writing) and when the offer of the Option is accepted, the terms of the letter (referred to in sub-paragraph 4.2) shall form the Option Agreement.

         An offer may not be accepted by a person who has ceased to be a Service Provider after the offer has been made.

         Each Grantee shall hold his Option in accordance with the terms of his Option Agreement.

         No offer shall be capable of or open for acceptance after the expiry of 10 years after the Adoption Date.

         An offer of the grant of an Option shall have been accepted when the duplicate letter comprising acceptance of the Option duly signed by the Grantee together with a remittance in favour of the Company of $1.00 by way of consideration for the grant thereof is received by the Company. Such remittance shall in no circumstances be refundable. If such remittance is not enclosed, acceptance of an offer shall create a promise by the relevant Grantee to pay to the Company $1.00 on demand.

4.6      ACCEPTANCE OF FEWER SHARES

         An offer of the grant of an Option may be accepted in respect of less than the number of Shares which are offered provided that it is accepted in respect of a number of Shares (which is clearly stated in the acceptance of the offer) equal to a board lot for the purposes of trading Shares on the Stock Exchange from time to time or an integral multiple thereof.


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4.7      COMMENCEMENT DATE

         Subject to sub-paragraphs 11.5 and 11.6, upon an offer being accepted by a Participant in whole or in part in accordance with sub-paragraphs
         4.5 and 4.6, an Option in respect of the number of Shares in respect of which the offer was so accepted will be deemed to have been granted by the Company to such Participant on the date of the offer and such date of the offer shall be taken as the Commencement Date for such grants.

         To the extent that the offer is not accepted within 28 days (or such longer period as the Board may specify in writing) in the manner indicated in sub-paragraph 4.5, it shall be deemed to have been irrevocably declined.

         In respect of Options the subject of sub-paragraph 11.4, 11.5 or 11.6, the date of the board meeting for proposing such Option shall be deemed to be the Commencement Date.

4.8 OFFERS MADE TO A DIRECTOR, CHIEF EXECUTIVE OR SUBSTANTIAL SHAREHOLDER OF THE COMPANY OR ANY OF THEIR RESPECTIVE ASSOCIATES

         Subject to sub-paragraphs 11.4, 11.5 and 11.6, but only insofar as and for so long as the Listing Rules require, where any offer of an Option is proposed to be made to a director, chief executive or substantial shareholder of the Company or any of their respective associates, such offer must first be approved by the independent non-executive directors of the Company (excluding any independent non-executive director who is the Grantee).

5.       SUBSCRIPTION PRICE

         The Subscription Price in respect of any particular Option shall be such price as the Board may in its absolute discretion determine at the time of grant of the relevant Option (and shall be stated in the letter containing the offer of the grant of the Option) but the Subscription Price shall not be less than whichever is the higher of:

         (a) the closing price of the Shares as stated in the Stock Exchange's daily quotations sheet on the Commencement Date;

         (b) the average closing prices of the Shares as stated in the Stock Exchange's daily quotation sheets for the five Business Days immediately preceding the Commencement Date; and

         (c)      the nominal value of a share.

6.       TRANSFERABILITY OF OPTIONS

         An Option shall be personal to the Grantee and shall not be assignable or transferable and no Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest in favour of any third party over or in relation to any Option, or enter into any agreement so to do. Provided that where the Grantee is a related trust or company


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         of the Service Provider, the Option shall be deemed to have been transferred where the Grantee were to cease to be a related trust or company of a Service Provider other than by reason of the death or total permanent physical or mental disability of the Service Provider.

         Any breach of the foregoing shall entitle the Company to cancel any outstanding Option or part thereof granted to such Grantee. A resolution of the Board to the effect that the Grantee or the relevant Service Provider has or has not breached any of the foregoing shall be conclusive.

7.       EXERCISE OF OPTIONS AND RIGHTS ATTACHING TO ALLOTTED SHARES

7.1      PROCEDURE FOR EXERCISE

         An Option shall be exercised in whole or in part by the Grantee, to the extent it is exercisable, by giving notice in writing to the Company stating that the Option is thereby exercised and the number of Shares in respect of which it is so exercised. Any partial exercise of the Option shall be in respect of such number of Shares as from time to time constitutes a board lot for the purposes of trading Shares on the Stock Exchange or an integral multiple thereof.

7.2      EXERCISE TO BE ACCOMPANIED BY REMITTANCE

         Each such notice must be accompanied by a remittance for the full amount of the Subscription Price for the Shares in respect of which the notice is given.

7.3      DEADLINE FOR ALLOTMENT OF SHARES

         Within 40 days after receipt of the notice and, where appropriate, receipt of the Auditors' certificate pursuant to sub-paragraph 11.7 or 12.1, the Company shall allot the relevant Shares to the Grantee (or, in the event of an exercise of Option by a personal representative, to the estate of the Grantee) credited as fully paid and issue to the Grantee (or his estate, as aforesaid) a share certificate in respect of the Shares so allotted.

7.4      RIGHTS ATTACHING TO ALLOTTED SHARES

         The Shares to be allotted upon the exercise of an Option shall be subject to all the provisions of the Bye-laws of the Company for the time being in force and will rank pari passu with the fully paid Shares in issue on the Allotment Date or, if that date falls on a day when the register of members of the Company is closed, the first day of the reopening of the register of members and accordingly will entitle the holders to participate in all dividends or other distributions paid or made on or after the Allotment Date or, if that date falls on a day when the register of members of the Company is closed, the first day of the reopening of the register of members, other than any dividend or other distribution previously declared or recommended or resolved to be paid or made with respect to a record date which shall be before the Allotment Date, or, if later, before the date of registration of the allotment in the register of members of the Company.


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8.       CESSATION OF SERVICE OR EMPLOYMENT AND OTHER EVENTS

8.1 RETIREMENT, DEATH OR TOTAL PERMANENT PHYSICAL OR MENTAL DISABILITY OF A SERVICE PROVIDER

         If a Grantee (or in the case of a Grantee which is a related trust or company of a Service Provider, the relevant Service Provider) dies or becomes totally permanently physically or mentally disabled while a Service Provider or in the case of a Service Provider being an Employee, retires, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

         In the absence of a specified time in the Option Agreement or allowed by the Board, the Option shall remain exercisable for twelve (12) months following the relevant Service Provider's retirement, death or total permanent physical or mental disability. The Option may be exercised within the applicable time period by the personal representatives of the Service Provider.

         If, at the time of retirement, death or total permanent physical or mental disability, the Grantee is not vested as to his or her entire Option, then, unless otherwise provided in the Option Agreement or allowed by the Board, the Shares covered by the unvested portion of the Option shall immediately lapse.

         If the Option is not so exercised within the time specified above, the Option shall lapse.

         An Employee shall be taken to have retired on the date the Employee retires upon or after reaching the age of retirement specified in his service agreement or pursuant to any retirement policy of the Company or any affiliate applicable to him from time to time or in case where there is no such terms of retirement applicable to the Employee, with the approval of the Board or the board of any affiliate (as the case may be).

8.2      TERMINATION FOR CAUSE

         If a Grantee (or in the event of a Grantee which is a related trust or company of a Service Provider, the relevant Service Provider) ceases to be a Service Provider for Cause the Option shall immediately lapse.

         A resolution of the Board to the effect that the Grantee or relevant Service Provider has or has not ceased to be a Service Provider for Cause shall be conclusive.

8.3      TERMINATION OTHER THAN FOR RETIREMENT/DEATH/PERMANENT DISABILITY OR
         CAUSE

         If a Grantee (or in the case of a Grantee which is a related trust or company of a Service Provider, the relevant Service Provider) ceases to be a Service Provider other than pursuant to sub-paragraph 8.1 or 8.2, then, unless otherwise provided in the Option Agreement, the Grantee may exercise his or her Option within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).


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         If, on the date of termination, the Grantee is not vested as to his or her entire Option, then, unless otherwise provided in the Option Agreement or allowed by the Board, the Shares covered by the unvested portion of the Option shall lapse.

         If the Option is not exercised within the time specified, the Option shall lapse.

         In the absence of a specified time in the Option Agreement or allowed by the Board, the Option shall immediately lapse on the date of termination.

8.4      GENERAL OFFER

         If a general offer by way of takeover is made to all the holders of Shares (or all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror), and the offer becomes or is declared unconditional in all respects, the Grantee may by notice in writing to the Company within 21 days of such date (or such longer time as the Board may determine is appropriate to enable the Grantee to participate in the offer on a similar basis to the holders of Shares) exercise the Option which shall immediately vest (to the extent not already exercised) to its full extent or to the extent specified in such notice.

8.5      COMPROMISE OR ARRANGEMENT

         If a compromise or arrangement between the Company and its members or creditors is proposed for the purposes of the amalgamation of the Company with any other company or companies, the Company shall give notice to the Grantee on the same date as it despatches the notice to each member or creditor of the Company summoning the meeting to consider such a compromise or arrangement, and thereupon the Grantee (or his personal representatives) may until the expiry of the period commencing with such date and ending with the earlier of the date 2 calendar months thereafter or the date on which such compromise or arrangement is sanctioned by the court exercise any of his Options which shall immediately vest (to the extent not already exercised) whether in full or in part, but the exercise of an Option as aforesaid shall be conditional upon such compromise or arrangement being sanctioned by the court and becoming effective, and upon such compromise or arrangement becoming effective, all Options shall lapse except insofar as previously exercised under the Scheme. The Company may require the Grantee to transfer or otherwise deal with the Shares issued as a result of the exercise of Options in these circumstances so as to place the Grantee in the same position, as nearly as possible, as would have been the case had such Shares been subject to such compromise or arrangement;

8.6      VOLUNTARY WINDING-UP OF THE COMPANY

         In the event a notice is given by the Company to its members to convene a general meeting for the purposes of considering, and if thought fit, approving a resolution to voluntarily wind-up the Company, the Company shall on the same date as or soon after it despatches such notice to each member of the Company give notice thereof to all Grantees (together with a notice of the existence of the provisions of this Clause)


                                                                         Page 11
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         and thereupon, each Grantee (or his or her personal representatives)
         shall be entitled to exercise all or any of his Options which shall immediately vest (to the extent not already exercised) at any time not later than two Business Days prior to the proposed general meeting of the Company by giving notice in writing to the Company, accompanied by a remittance for the full amount of the aggregate Subscription Price for the Shares in respect of which the notice is given whereupon the Company shall as soon as possible and, in any event, no later than the Business Day immediately prior to the date of the proposed general meeting referred to above, allot the relevant Shares to the Grantee credited as fully paid.

9.       LAPSE OF OPTION

         Subject to the discretion of the Board to extend the Option Period as referred to in sub-paragraphs 3.1, 8.1 and 8.3, an Option shall lapse automatically (to the extent not already exercised) on the earliest of:-

         (a)      the expiry of the Option Period;

         (b)      the expiry of any of the periods referred to in paragraph 8;
                  and

         (c) the date on which the Board certifies that there has been a breach of paragraph 6.

10.      CANCELLATION OF OPTIONS

         Options granted but not exercised may be cancelled by the Company with the approval of the Participant.

         Where the Company cancels Options and issues new ones to the same Grantee, the issue of such new Options may only be made under the Scheme with available unissued Options (excluding the cancelled Options) within the limits set out in sub-paragraphs 11.1, 11.2, 11.3,
         11.4 and 11.5.

11.      MAXIMUM NUMBER OF SHARES AVAILABLE UNDER THE SCHEME

11.1     OVERRIDING LIMIT

         The limit on the number of Shares which may be issued upon exercise of all outstanding options granted and yet to be exercised under the Scheme and any other schemes must not exceed 30% of the Shares in issue from time to time. No options may be granted under any schemes of the Company if this will result in the limit being exceeded.

11.2     MANDATE LIMIT

         In addition to the limit set out in sub-paragraph 11.1, the total number of Shares which may be issued upon exercise of all options to be granted under the Scheme and any other schemes must not in aggregate exceed 10% of the Shares in issue as at the Adoption Date being 39,026,550 Shares ("Mandate Limit"). Options lapsed in


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         accordance with the terms of the Scheme or any other schemes will not be counted for the purpose of calculating the 10% limit.

11.3     REFRESHING OF MANDATE LIMIT

         The Company may refresh the Mandate Limit. However, the total number of Shares which may be issued upon exercise of all options to be granted under all of the schemes of the Company under the limit as refreshed must not exceed 10% of the Shares in issue as at the date of approval of the limit. Options previously granted under the schemes (including those outstanding, cancelled, lapsed in accordance with the scheme or exercised options) will not be counted for the purpose of calculating the limit as refreshed.

11.4     GRANT TO SPECIFICALLY IDENTIFIED PARTICIPANTS

         Specifically identified Participants may be granted Options beyond the Mandate Limit. The Company may in addition seek separate approval by its shareholders in general meeting for granting Options beyond the Mandate Limit provided the Options in excess of the limit are granted only to Participants specifically identified by the Company before such approval is sought. The date of board meeting for proposing such further grant should be taken as the Commencement Date for such grants.

11.5     LIMIT FOR EACH PARTICIPANT

         The total number of Shares issued and to be issued upon exercise of Options (whether exercised or outstanding) in any 12-month period granted to each Participant must not exceed 1% of the Shares in issue. Any further grant of Options in excess of this limit is subject to separate approval by the shareholders of the Company in general meeting with the relevant Grantee and his associates (as defined in the Listing Rules) abstaining from voting. The date of board meeting for proposing such further grant should be taken as the Commencement Date for such grants.

11.6     GRANT TO SUBSTANTIAL SHAREHOLDER AND INDEPENDENT NON-EXECUTIVE DIRECTOR

         Insofar and for so long as the Listing Rules so require, unless specifically approved by the shareholders in general meeting, no Option may be granted to any substantial shareholder or an independent non-executive director of the Company, or any of their respective associates, which would result in the Shares issued and to be issued upon exercise of all Options already granted or to be granted (including options exercised, cancelled and outstanding) to such person under the Scheme and any other scheme(s) in the 12-month period up to and including the date of board meeting for proposing such further grant:

         (a) representing in aggregate over 0.1% of the issued share capital of the Company in issue; and

         (b) having an aggregate value, based on the closing price of the Shares at the date of the board meeting for proposing such further grant, in excess of HK$5 million.


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

         In such general meeting, the grant of Options to the substantial shareholder or independent non-executive director, or any of their respective associates shall, for so long and insofar as the Listing Rules so require, be approved by the shareholders of the Company by way of poll with all connected persons of the Company abstaining from voting, except that any connected person may vote against such resolution provided that he has informed the Company of his intention to do so and such intention has been stated in the relevant circular to shareholders.

         The date of board meeting for proposing such further grant should be taken as the Commencement Date for such grants.

         In addition, for so long and insofar as the Listing Rules so require any variation in the terms of Option granted to a Grantee who is a substantial shareholder or an independent non-executive director of the Company, or any of their respective associates, must be approved by the shareholders in general meeting.

11.7     ADJUSTMENT TO MAXIMUM NUMBER

         The maximum number of Shares referred to in this paragraph 11 will be adjusted, in such manner as the Auditors shall certify to be appropriate in accordance with paragraph 12, in the event of any alteration in the capital structure of the Company whether by way of capitalisation of profits or reserves, rights issue, consolidation, subdivision or reduction of the share capital of the Company or otherwise howsoever.

12.      REORGANISATION OF CAPITAL STRUCTURE

12.1 In the event of any alteration in the capital structure of the Company whilst any Option remains exercisable, whether by way of a capitalisation issue, rights issue, consolidation or subdivision of shares or reduction of capital or otherwise howsoever in accordance with legal requirements and requirements of the Stock Exchange, such corresponding alterations (if any) shall be made to:

         (a) the number and/or nominal amount of Shares subject to the Option so far as unexercised; and/or

         (b)      the Subscription Price; and/or

         (c)      the maximum number of Shares referred to in paragraph 11,

         as the Auditors shall certify in writing to the Board either generally or as regards any particular Grantee to be in their opinion fair and reasonable (except in the case of a capitalisation issue where no such certification shall be required), provided that:

         (i) any such alterations shall be made on the basis that the aggregate Subscription Price payable by a Grantee on the full exercise of any Option shall remain as


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                  nearly as possible the same (but shall not be greater than) it was before such event;

         (ii) no such alterations shall be made the effect of which would be to enable a Share to be issued at less than its nominal value; and

         (iii) no such alterations shall be made the effect of which would be to increase the proportion of the issued share capital of the Company for which any Grantee is entitled to subscribe pursuant to the Options held by him.

         For the avoidance of doubt only, the issue of securities as consideration in a transaction shall not be regarded as a circumstance requiring any such alterations.

12.2 If there has been any alteration in the capital structure of the Company as referred to in sub-paragraph 12.1, the Company shall, in accordance with sub-paragraph 17.3 inform each Grantee of such alteration and inform the Grantee of the adjustment (if any) to be made in accordance with the certificate of the Auditors obtained by the Company for such purpose.

12.3 In giving any certificate under sub-paragraph 12.1 the Auditors shall be deemed to be acting as experts and not as arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company and the Grantees.

13.      SHARE CAPITAL

         The exercise of any Option shall be subject to the members of the Company in general meeting approving any necessary increase in the authorised share capital of the Company. Subject thereto, the Board shall make available sufficient authorised but unissued share capital of the Company to meet subsisting requirements on the exercise of Options.

14.      DISPUTES

         Any dispute arising in connection with the Scheme (whether as to the number of Shares the subject of an Option, the amount of the Subscription Price or otherwise) shall be referred to the decision of the Auditors who shall act as experts and not as arbitrators and whose decision shall be final and binding.

15.      ALTERATION OF THE SCHEME

15.1 The Scheme may be altered in any respect by resolution of the Board except that the provisions of the Scheme as to:

         (a) the definitions of "affiliate", "Employee", "Grantee", "immediate family members", "Option Period", "Participant" and "Service Provider" in sub-paragraph 2.1; and

         (b) the provisions of sub-paragraphs 4.1, 4.2, 4.3, 4.8, paragraphs 5, 6, sub-paragraph 7.4, paragraphs 11, 12, and this paragraph 15.


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         shall not be altered to the advantage of Grantees or prospective
         Grantees except with the prior sanction of a resolution of the Company in general meeting, provided that no such alteration shall operate to affect adversely the terms of issue of any Option granted or agreed to be granted prior to such alteration except with the consent or sanction of such majority of the Grantees as would be required of the shareholders of the Company under the Bye-laws for the time being of the Company for a variation of the rights attached to the Shares.

         Any alterations to the terms and conditions of the Scheme, which are of a material nature and any change to the terms of the Options granted, shall be approved by the shareholders of the Company, except where the alterations take effect automatically under the existing terms of the Scheme.

         The amended terms of the Scheme shall comply with the relevant requirements of Chapter 17 of the Listing Rules.

         Any change to the authority of the Board in relation to any alteration to the terms of the Scheme shall be approved by the shareholders of the Company.

15.2 Subject to the Listing Rules and the terms of the Scheme the Board may, at any time and in its absolute discretion, remove, waive or vary the conditions, restrictions or limitations imposed in an Option Agreement on compassionate or any other grounds.

16.      TERMINATION

         The Company by resolution in general meeting or the Board may at any time terminate the operation of the Scheme and in such event no further Options will be offered after the Scheme is terminated but in all other respects the provisions of the Scheme shall remain in full force and effect. All Options granted prior to such termination and not then exercised shall remain valid.

17.      MISCELLANEOUS

17.1     COSTS OF ESTABLISHING SCHEME

         The Company shall bear the costs of establishing and administering the Scheme, including any costs of the Auditors in relation to the preparation of any certificate by them or providing any other service in relation to this Scheme.

17.2     SCHEME NOT PART OF CONTRACT FOR SERVICES

         The Scheme shall not form part of any contract of employment or for services between the Company or any affiliate and any Service Provider, and the rights and obligations of any Service Provider under the terms of his office or employment or provision of service shall not be affected by his participation in the Scheme or any right which he may have to participate in it and the Scheme shall afford such Service Provider no additional rights to compensation or damages in consequence of the


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

         termination of such office or employment or service provider relationship for any reason.

         By accepting an offer of the grant of an Option a Grantee shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or otherwise howsoever, to any sum or other benefit to compensate him for or in respect of any loss of any rights or benefits under any Option then held by him or otherwise in connection with the Scheme.

         The Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

17.3     TERMS OF THE SCHEME TO BE NOTIFIED TO ALL PARTICIPANTS

         The Company will provide a summary of the terms of the Scheme to all Participants on joining the Scheme (and a copy of this document to any Participant who requests such a copy). The Company will provide to all Participants all details relating to changes in the terms of the Scheme during the life of the Scheme immediately upon such changes taking effect.

17.4     COPIES OF NOTICES AND OTHER DOCUMENTS TO HOLDERS OF SHARES

         A Grantee shall be entitled to receive copies of all notices and other documents sent by the Company to holders of Shares at the same time or within a reasonable time of any such notices or documents being sent to holders of Shares.

17.5     METHOD OF SERVING NOTICE

         Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Hong Kong at 23rd Floor, East Exchange Tower, 38-40 Leighton Road, Hong Kong or as notified to the Grantee from time to time and, in the case of the Grantee, his address in Hong Kong as notified to the Company from time to time.

         Any notice or other communication served by post:

         (a) by the Company shall be deemed to have been served 24 hours after the same was put in the post; and

         (b) by the Grantee shall not be deemed to have been received until the same shall have been received by the Company.

17.6     REGULATORY CONSENT


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         A Grantee shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction in order to permit the grant or exercise of the Option. By accepting an offer of the grant of an Option or exercising his Option, the Grantee thereof is deemed to have represented to the Company that he has obtained all such consents. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any tax or other liability to which a Grantee may become subject as a result of his participation in the Scheme or the exercise of any Option.

17.7     GOVERNING LAW

         The Scheme and all Options granted hereunder shall be governed by and construed in accordance with Hong Kong law.





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